Exhibit (e)(2)

SCHEDULE A

List of Funds

iShares AAA CLO Active ETF (f/k/a BlackRock AAA CLO ETF)

iShares BBB-B CLO Active ETF

iShares Emerging Markets Bond Active ETF

iShares Flexible Income Active ETF (f/k/a BlackRock Flexible Income ETF)

iShares Floating Rate Loan Active ETF (f/k/a BlackRock Floating Rate Loan ETF)

iShares Global Government Bond USD Hedged Active ETF

iShares High Yield Active ETF (f/k/a BlackRock High Yield ETF)

iShares High Yield Muni Active ETF

iShares Intermediate Muni Income Active ETF (f/k/a BlackRock Intermediate Muni Income Bond ETF)

iShares Large Cap Deep Buffer ETF

iShares Large Cap Moderate Buffer ETF

iShares Mortgage-Backed Securities Active ETF

iShares Securitized Income Active ETF

iShares Short Duration High Yield Muni Active ETF (f/k/a iShares High Yield Muni Income Active ETF)

iShares Short-Term California Muni Active ETF (f/k/a BlackRock Short-Term California Muni Bond ETF)

iShares Total Return Active ETF (f/k/a BlackRock Total Return ETF)

Amended September 19, 2025